EXHIBIT 99.1

Charge Enterprises Announces the Appointment of Long-Time Infrastructure, Auto, and Telecommunications Industry Veteran Jacky Wu to its Board of Directors

New York, NY – June 20, 2023 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), announced today its Board of Directors has appointed Jacky Wu as an independent director, effective June 16, 2023. Mr. Wu’s appointment expands the Board to ten members, six of whom are independent directors. Mr. Wu is currently the Executive Vice President and Chief Financial Officer of DigitalBridge Group, Inc., a global digital infrastructure investment firm (NYSE: DBRG). Prior to joining DigitalBridge, Mr. Wu was Executive Vice President and Chief Financial Officer of Driven Brands, Inc. (NASDAQ: DRVN), North America’s largest automotive aftermarket platform. Prior to Driven Brands, Mr. Wu was Executive Vice President and Chief Financial Officer of Xura, Inc (formerly Comverse, Inc.). Prior to Xura, Mr. Wu spent five years at American Tower Corporation (NYSE: AMT) where he was Vice President of Finance and Mergers and Acquisitions. Mr. Wu has over 15 years of experience in the telecommunications industry, beginning his career at Verizon Communications, where he served in numerous accounting, finance and business development roles of increasing scope and responsibility, including as Director and Chief Financial Officer of Verizon Digital Services Inc.

Mr. Wu was also a recipient of the 2012 Top 100 Under 50 Diverse Executive Leader Award. Mr. Wu graduated Summa Cum Laude, Phi Beta Kappa and with Departmental Honors with both an MBA as well as a Bachelor of Science in Economics from Tulane University. Mr. Wu will be a member of the Company’s Audit and Nominating and Corporate Governance Committees.

“We are pleased to have Jacky join Charge Enterprises board of directors. He holds valuable expertise and varied skills that will help drive oversight, growth, and success of our Company,” said Andrew Fox, Founder, Chairman and CEO of Charge Enterprises.

About Charge Enterprises, Inc.

Charge Enterprises, Inc. is an electrical, broadband and EV charging infrastructure company that provides clients with end-to-end project management services. We operate in two segments: Infrastructure, which has a primary focus on EV charging, broadband and wireless, and electrical contracting services; and Telecommunications, which provides connection of voice calls, Short Message Services (SMS) and data to global carriers. Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for electric vehicles, we aim to create a future where transportation is clean, efficient, and connected and to empower individuals, communities, and businesses to thrive in a more sustainable world. Our plan is to cultivate repeat customers and recurring revenue by deploying a multi-phased strategy, initially where investment in the EV charging revolution is taking place, the nation’s approximately 18,000 franchised auto dealers.

To learn more about Charge, visit Charge Enterprises, Inc.

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Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", “potential”, "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge's future business development, market acceptance of electric vehicles, the success of Charge’s retail dealership initiative and the size, scope and success of the related initial installation projects, Charge's ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, rising interest rates and the impact on investments by our customers, and other risks discussed in Charge's filings with the U.S. Securities and Exchange Commission ("SEC"). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, as well as subsequent reports we file from time to time with the SEC which are available on the SEC's website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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Contacts:

Investors

Christine Cannella (954) 298-6518

Ccannella@charge.enterprises

Kevin McGrath (646) 418-7002

kevin@tradigitalir.com

Media:

Kristopher Conesa (305) 975-5934

kconesa@csuitepr.com

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